                                                               EXHIBIT 28.6
                   L.S.B. Bancshares, Inc. of South Carolina

                     CONSOLIDATED STATEMENTS OF CONDITION
                                  (Unaudited)

                                             Sept. 30, 1993     Sept. 30, 1992
                                           -----------------  -----------------
ASSETS
- ------
  Cash and due from banks                    $35,294,305.28     $32,531,957.48
  Time deposits due from banks                          .00                .00
  Investment securities                      168,600,162.34     142,081,479.38
  FHLB stock                                   1,551,100.00                .00
  Federal funds sold and sec purch            12,100,000.00       2,375,000.00
  Other investments                           31,745,215.63      16,622,815.05
  Securities trading account                   1,561,268.31       3,000,000.00

  Loans, net of unearned income              372,767,547.19     368,674,130.08
    Allowance for loan losses                 (4,895,380.09)     (4,535,167.34)
                                           -----------------  -----------------
      Net loans                              367,872,167.10     364,138,962.74
                                           -----------------  -----------------
  Premises and equipment                      14,378,645.54      12,874,938.47
  Other real estate owned                      1,866,542.29       2,109,433.07
  Intangible assets                            1,280,618.09       1,596,743.38
  Other assets                                 9,818,193.57       8,921,341.86
                                           -----------------  -----------------
TOTAL ASSETS                                $646,068,218.15    $586,252,671.43
                                           =================  =================

LIABILITIES
- -----------
  Deposits
    Non-interest bearing demand              $73,027,945.17     $59,181,299.59
    Interest bearing                         472,106,430.32     450,610,610.01
                                           -----------------  -----------------
      Total deposits                         545,134,375.49     509,791,909.60
                                           -----------------  -----------------
  Short-term borrowings                       45,014,923.75      29,181,673.57
  Long-term debt                               8,000,000.00       4,000,000.00
  Other liabilities                            2,955,965.89       3,781,954.16
                                           -----------------  -----------------
    TOTAL LIABILITIES                        601,105,265.13     546,755,537.33
                                           -----------------  -----------------
STOCKHOLDERS' EQUITY
- --------------------
  Common stock                                 6,720,070.00       6,623,260.00
  Surplus                                     19,380,457.91      18,701,892.91
  Undivided profits                           14,135,288.27      10,071,192.02
  Market valuation adjustment                    (26,697.75)           (681.50)
  Net income                                   4,753,834.59       4,101,470.67
                                           -----------------  -----------------
    TOTAL STOCKHOLDERS' EQUITY                44,962,953.02      39,497,134.10
                                           -----------------  -----------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                      $646,068,218.15    $586,252,671.43
                                           =================  =================


                   L.S.B. BANCSHARES, INC. OF SOUTH CAROLINA

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                  Nine Months Ended
                                                  -----------------
                                             Sept. 30, 1993    Sept. 30, 1992
                                             --------------    --------------
INTEREST INCOME

  Loans, including fees                      $24,648,758.63    $24,726,630.29
  Investment securities:
    Taxable                                    6,426,034.45      6,772,229.58
    Tax-exempt                                   989,570.66      1,167,228.39
                                             --------------    --------------
      Total Investment Securities              7,415,605.11      7,939,457.97
                                             --------------    --------------
  Securities trading account                      58,772.79         28,782.21
  Dividends on FHLB stock                         34,794.62               .00
  Federal funds sold & sec purch                 353,113.17        616,192.09
  Tax refunds                                           .00             48.17
  Time balances                                     (451.63)         1,989.45
  Other investments                              839,131.05        873,894.77
                                             --------------    --------------
      TOTAL INTEREST INCOME                   33,349,723.74     34,186,994.95
                                             --------------    --------------

INTEREST EXPENSE

  Deposits                                    11,990,017.97     14,762,939.59
  Federal funds purch. & sec. sold               794,020.61        635,986.17
  Short-term borrowings                           20,547.51         27,511.80
  Long-term debt                                 200,340.06        144,934.22
                                             --------------    --------------
      TOTAL INTEREST EXPENSE                  13,004,926.15     15,571,371.78
                                             --------------    --------------
Net interest income                           20,344,797.59     18,615,623.17
Less:  Provision for Loan Losses               1,162,000.00      1,880,000.00
                                             --------------    --------------
Net interest income after provision           19,182,797.59     16,735,623.17
                                             --------------    --------------

OTHER OPERATING INCOME

  Trust department income                            286,324.84     166,013.49
  Service charges on deposit accounts              2,860,332.56   2,245,520.69
  Insurance commissions                              132,220.50     108,225.19
  Other service charges & commissions              1,263,432.24   1,080,701.18
  Net securities gains                               132,749.01     326,649.10
  Trading account gains                               74,851.03            .00
  Net gain on sale of ORE                              6,130.90            .00
  Gain on disposition of assets                       (7,866.98)           .00
  Other income                                       561,946.47     353,728.72
                                                  -------------  -------------
      TOTAL OTHER OPERATING INCOME                 5,310,120.57   4,280,838.37
                                                  -------------  -------------


OTHER OPERATING EXPENSE

  Salaries & employee benefits                     9,364,018.08   8,031,790.91
  Occupancy expense                                  911,058.97     817,951.29
  Furniture & equipment expense                    1,462,673.45   1,238,850.61
  Net securities losses                                     .00            .00
  Trading account losses                                    .00            .00
  Net loss on sale of ORE                                   .00     236,495.81
  FDIC assessment                                    896,978.95     822,735.67
  Other expense                                    5,111,006.12   4,126,276.58
                                                  -------------  -------------
      TOTAL OTHER OPERATING EXPENSE               17,745,735.57  15,274,100.87
                                                  -------------  -------------


Income before income taxes                         6,747,182.59   5,742,360.67
Less: Provision for income taxes                   1,993,348.00   1,640,890.00
                                                  -------------  -------------
      NET INCOME                                  $4,753,834.59  $4,101,470.67
                                                  =============  =============

                   L.S.B. BANCSHARES, INC. OF SOUTH CAROLINA
                     Consolidated Statements of Cash Flows
                            (Dollars in thousands)

                                                             Ended September 30,
                                                              1993         1992
                                                              ----         ----
                                                                 (unaudited)

Operating Activities
  Net income                                               $ 4,754      $ 4,101
  Adjustments to reconcile net income to net cash
    provided by operating activities
       Provision for loan losses                             1,162        1,880
       Depreciation and amortization                         1,107          800
       Writedowns of other real estate                         215          222
       Amortization of intangibles                             255            2
       Amortization of net loan fees and costs                 156          144
       Accretion and premium amortization                      732          155
       Gain on sale of investment securities                  (133)        (192)
       Realized gain on sales of other investments                         (126)
       Net securities trading account activities            (1,561)      (3,000)
       Net mortgage loans held for sale activities             (50)         687
       Gain (loss) on sale of other real estate                 (6)         236
       Decrease in interest receivable                         441          818
       Decrease in interest payable                           (315)        (455)
       (Increase) decrease in prepaid expenses and other
          receivables                                       (1,676)           1
       Increase in other accrued expenses                      440        1,005
                                                           -------      -------
          Net cash provided by operating activities          5,521        6,278
                                                           -------      -------

Investing Activities
  Net decrease in time deposits in other banks                              100
  Sales of investment securities                             4,681       26,050
  Maturities of investment securities                       57,104       71,836
  Purchases of investment securities                       (94,756)    (102,341)
  Increase in other investments                            (15,145)      (7,150)
  Net increase in loans made to customers                   (5,772)     (41,789)
  Purchases of premises and equipment                       (2,555)      (2,914)
  Sales of other real estate                                 1,497        2,197
  Net cash received in branch office acquisitions                        20,968
                                                           -------      -------
          Net cash used by investing activities            (54,949)     (33,043)
                                                           -------      -------

Financing Activities
  Net increase (decrease) in demand deposits, interest
    checking and savings accounts                           (5,916)       6,999
  Net increase (decrease) in certificates of deposits and
    other time deposits                                     11,538       (7,187)
  Net increase in short-term borrowings                     12,387       14,452
  Additional long-term debt                                  4,000        2,000
  Sale of common stock                                         628          233
  Cash dividends paid                                       (1,281)      (1,188)
                                                           -------      -------
          Net cash provided by financing activities         21,356       15,309
                                                           -------      -------

Increase (decrease) in cash and cash equivalents           (28,072)     (11,456)
Cash and cash equivalents, January 1                        75,466       46,363
                                                           -------      -------
Cash and cash equivalents, September 30                    $47,394      $34,907
                                                           -------      -------